UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2023

ABSCI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40646	85-3383487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18105 SE Mill Plain Blvd
Vancouver, WA 98683
(Address of principal executive offices, including zip code)
(360) 949-1041
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ABSI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.     Results of Operations and Financial Condition.

On August 14, 2023, Absci Corporation (the “Company”) announced its financial results for the second quarter ended June 30, 2023. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement and Transition of Gregory Schiffman, Chief Financial Officer

On August 11, 2023, Gregory Schiffman, the Company’s Chief Financial Officer, notified the Company of his decision to retire. The Company extends its gratitude to Mr. Schiffman for his dedicated services to the Company and wish him well in retirement following a transition period.

The Compensation Committee of the Company’s Board of Directors approved entering into a transition agreement with Mr. Schiffman (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Schiffman’s full-time employment as Chief Financial Officer will continue through August 30, 2023 (the “Transition Date”). From August 31, 2023 through May 31, 2024 (the “Transition Period”), Mr. Schiffman will serve as a senior adviser to the Company and will (i) receive cash in an amount equal to his base salary as of the Transition Date paid monthly in accordance with the Company’s regular payroll dates, (ii) remain eligible to participate in the Company’s group employee benefit plans, (iii) continue to vest in his outstanding equity awards in accordance with the vesting schedules in effect as of the Transition Date, and (iv) be eligible to receive a cash bonus pro-rated through August 30, 2023 for 2023 corporate and individual performance in an amount equal to $110,630, less applicable taxes and withholdings.

Appointment of Zachariah Jonasson, Ph.D. as Chief Financial Officer and Chief Business Officer

On August 11, 2023, the Company’s Board of Directors appointed Zachariah Jonasson, Ph.D. as the Company’s Chief Financial Officer, Chief Business Officer and Treasurer, effective as of August 31, 2023. Dr. Jonasson will also serve as the Company’s principal financial officer.

Zachariah Jonasson, 51, has served as a Managing General Partner of Phoenix Venture Partners LLC (“PVP”), a venture capital firm that he co-founded, since August 2010 where he has led PVP’s investment strategy in biotechnology-based businesses and has been involved in raising all of PVP’s venture capital and seed investment funds. Previously, Dr. Jonasson was a co-founder and Chief Executive Officer of Comera Life Sciences Holdings, Inc. (NASDAQ: CMRA, previously named ReForm Biologics, LLC) and a co-founder and Head of Business Development of Crop Enhancement, LLC. Dr. Jonasson earned a Bachelor of Science from Georgetown University in the Honors Program in 1995 and an A.M. and Ph.D. from Harvard University in 2000 and 2003, respectively, where he was a Sackler Scholar. Prior to graduate school, Dr. Jonasson was a Research Associate at the Board of Governors of the Federal Reserve System.

In connection with the Board of Directors’ appointment, Dr. Jonasson and the Company agreed to the terms of an offer letter (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Dr. Jonasson will receive the following compensation: (a) an annual base salary of $520,000; (b) a one-time cash payment of $25,000; (c) annual cash incentive compensation as determined by the Board of Directors, with a bonus target amount of 50% of his base salary; (d) an option to purchase 1,000,000 shares of the Company’s common stock with an exercise price per share equal to the closing price of the Company’s common stock on The Nasdaq Global Select Market on the date of grant, which will vest monthly over a four-year period; and (e) 250,000 restricted stock units, which will vest annually over a three-year period.

Dr. Jonasson will also qualify for severance benefits. If Dr. Jonasson’s employment is terminated by the Company without cause, or by him for good reason, in each case outside the change in control period (as such terms are defined in his employment agreement), he shall qualify to receive an amount equal to nine (9) months of his base salary and other accrued benefits. In addition, the Company shall pay the employer portion of payments under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for up to nine (9) months following the date of termination, subject to Dr. Jonasson's copayment of premium amounts at the applicable active employees’ rate and his proper election to receive benefits under COBRA.

In the event of the termination of Dr. Jonasson’s employment by the Company without cause, or by him for good reason, on or within twelve (12) months after the occurrence of the first event constituting a change in control (as such terms are defined in his employment agreement), he shall qualify to receive a lump sum payment in cash in an amount equal to the sum of (a) twelve (12) months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus (b) 1.0 times his target bonus for the then-current year (or his target bonus in effect immediately prior to the change in control, if higher). In addition, the Company shall pay the employer portion of payments under COBRA for up to twelve (12) months following the date of termination, subject to Dr. Jonasson’s copayment of premium amounts at the applicable active employees’ rate and his proper election to receive benefits under COBRA.

There are no arrangements or understandings between Dr. Jonasson and any other persons pursuant to which he was appointed as Chief Financial Officer and Chief Business Officer. There are no family relationships between Dr. Jonasson and any director or executive officer of the Company, and Dr. Jonasson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of Mr. Schiffman’s transition agreement and Dr. Jonasson’s offer letter and employment agreement do not purport to be complete and are qualified in their entireties by reference to the complete text of such agreements, copies of which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the three months ending September 30, 2023.

Resignation of Zachariah Jonasson, Ph.D. from Board of Directors

On August 11, 2023, Dr. Jonasson notified the Company that he would resign from the Company’s Board of Directors and all committees thereof. Dr. Jonasson will remain on the Board of Directors through December 31, 2023 and resign from all committees effective as of August 30, 2023.

Item 7.01. Regulation FD Disclosure

On August 14, 2023, the Company announced the retirement of Gregory Schiffman and the appointment of Zachariah Jonasson, Ph.D., as Chief Financial Officer and Chief Business Officer. A copy of the press release issued by the Company is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
99.1     Press Release issued by the Company on August 14, 2023, furnished herewith.
99.2     Press Release issued by the Company on August 14, 2023, furnished herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Absci Corporation

Date: August 14, 2023	By:	/s/ Sean McClain
Sean McClain
Founder and CEO